UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2017

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Lindblad Expeditions Holdings, Inc. (the “Company”) announced today that on December 27, 2016, the 102-guest National Geographic Orion experienced a significant technical issue with its main engine as it was leaving the Antarctic Peninsula on its way back to Ushuaia, Argentina. The ship's Safe Return to Port feature was immediately enabled and the vessel returned to port one day later than its scheduled arrival date without harm to any passengers, crew or the environment. The Company is still evaluating the necessary steps to repair the vessel, but it is expected that the National Geographic Orion will be out of service for a total of five voyages and return to regularly scheduled operation in April 2017. The majority of cancelled guests have already rebooked for future Company voyages, however, 2016 revenue will be impacted by approximately one million dollars and 2016 operating income by approximately five hundred thousand dollars. For 2017, the Company currently expects the impact on revenue will be between nine and ten million dollars and the impact on operating income will be between two and three million dollars. The Company will update any significant changes to these estimates as additional information becomes available.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

January 13, 2017	By:	/s/ Craig I. Felenstein
Craig I. Felenstein, Chief Financial Officer

3